EXHIBIT 3.1

                        CERTIFICATE OF INCORPORATION

                                     OF

                        THE BREEZY POINT FUND, INC.


             Under Section 402 of the Business Corporation Law

FIRST:	The name of the corporation is:

                        THE BREEZY POINT FUND, INC.

SECOND:	This corporation is formed to engage in any lawful act
or activity for which a corporation may be organized under the Business Corporation Law, provided that it is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency, or other body.

THIRD:	The county within this state, in which the office of the
corporation is to be located is:

                                   BRONX.

FOURTH:	The total number of shares which the corporation shall
have authority to issue and a statement of the par value of each share or a statement that the shares are without par value are:

                    10,000,000 With Par Value of $0.01.

FIFTH:	The secretary of state is designated as agent of the
corporation upon whom process against the corporation may be served. The post office address to which the secretary of state shall mail a copy of any process accepted on behalf of the corporation is:

                        THE BREEZY POINT FUND, INC.
                        4747 DELAFIELD AV
                        BRONX, NY  10471

SIXTH:  (optional)  The name and street address in this state of the registered agent upon whom process against the corporation may
be served is:                                                    .

SEVENTH:	(optional - if this provision is used, a specific date
must be stated which is not before, nor more than 90 days after the date of filing) The date corporate existence shall begin, if other
than the date of filing, is:                                     .

IN WITNESS WHEREOF, this certificate has been subscribed this 11th day of March, 1997, by the undersigned, who affirms that the statements made herein are true under the penalties of perjury.



/s/ William Curtin

William Curtin
4747 Delafield Av
Bronx, NY  10471


            This form may not contain any attachments or riders except an original receipt evidencing reservation of name.